Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation Announces Fourth Quarter and Full Year 2019 Financial Results

EWING, N.J. – February 20, 2020 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and full year ended December 31, 2019.

“2019 was a year of record results for our company, during which we continued to build on our leadership position and foundation for growth,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “During the year, we announced new partnership agreements, constructed new state-of-the-art phosphorescent OLED application labs and offices in Korea and Hong Kong, established UDC Ventures and achieved a number of internal R&D milestones. In addition, the OLED industry grew robustly as new OLED capacity was installed, new OLED OEMs and products were introduced and revolutionary form factor products like the Samsung Galaxy Fold, LG’s rollable TV and Lenovo’s foldable PC were announced. We believe that all of this drove the continued proliferation of OLEDs in smartphones, TVs and wearables as well as early commercial headway into the IT and automotive markets.”

Rosenblatt continued, “For 2020, we expect the OLED industry and our revenues to continue to grow. At the same time, after a year of significant new OLED capacity additions, we also expect capacity digestion and the evolving uncertainties related to the novel coronavirus (2019-nCoV) to impact our material orders. Long-term, we believe OLED investment momentum remains strong and we continue to estimate that installed capacity at the end of 2021 will grow by approximately 50% over the installed capacity at the end of 2019, as measured in square meters.”

Financial Highlights for the Fourth Quarter of 2019

Effective January 1, 2018, we adopted ASC Topic 606 using the “modified retrospective” approach, meaning the standard was applied only to the financial results commencing with the first quarter of 2018 with a cumulative adjustment to retained earnings. Under this transition method, we applied the standard only to contracts that were not complete at the initial adoption date.

•

Total revenue in the fourth quarter of 2019 was $101.7 million as compared to $70.1 million in the fourth quarter of 2018. On an ASC Topic 605 basis (the applicable accounting standard prior to the adoption of ASC Topic 605), total revenue in the fourth quarter of 2019 would have been $109.0 million as compared to $92.9 million in the fourth quarter of 2018. Under ASC Topic 606, license fee revenue is recognized on a per gram sales basis, whereas under ASC Topic 605, revenue was recognized for license payments upon receipt or on a straight-line basis over the term of the contract.

•

Revenue from material sales was $60.8 million in the fourth quarter of 2019 as compared to $39.9 million in the fourth quarter of 2018. On an ASC Topic 605 basis, revenue from material sales in the fourth quarter of 2019 would have been $64.1 million as compared to $49.9 million in the fourth quarter of 2018.

•

Revenue from royalty and license fees was $37.8 million in the fourth quarter of 2019 as compared to $25.9 million in the fourth quarter of 2018. On an ASC Topic 605 basis, revenue from royalty and license fees in the fourth quarter of 2019 would have been $41.7 million as compared to $38.6 million in the fourth quarter of 2018.

•	Cost of materials was $16.3 million in the fourth quarter of 2019 as compared to $14.8 million in the fourth quarter of 2018.
•

Operating income was $34.5 million in the fourth quarter of 2019 as compared to $15.3 million in the fourth quarter of 2018. On an ASC Topic 605 basis, operating income in the fourth quarter of 2019 would have been $41.8 million as compared to $38.0 million in the fourth quarter of 2018.

•

Net income was $26.4 million or $0.56 per diluted share in the fourth quarter of 2019 as compared to $19.2 million or $0.40 per diluted share in the fourth quarter of 2018. On an ASC Topic 605 basis, net income in the fourth quarter of 2019 would have been $32.1 million or $0.68 per diluted share as compared to $45.2 million or $0.95 per diluted share in the fourth quarter of 2018.

Revenue Comparison

(in thousands)	Three Months Ended December 31,
	2019	2018
Material sales	$60,752	$39,879
Royalty and license fees	37,800	25,886
Contract research services	3,177	4,378
Total revenue	$101,729	$70,143

Cost of Materials Comparison

(in thousands)	Three Months Ended December 31,
	2019	2018
Material sales	$60,752	$39,879
Cost of material sales	16,281	14,768
Gross margin on material sales	44,471	25,111
Gross margin as a % of material sales	73%	63%

ASC Topic 606 versus 605 Adjusted Results (in thousands, except per share data) For the three months ended December 31, 2019	As reported	Adjustment	Balances without adoption of ASC Topic 606
Revenue	$101,729	$7,296	$109,025
Gross margin	83,527	7,296	90,823
Operating income	34,489	7,296	41,785
Net income	26,428	5,669	32,097
Diluted earnings per share	$0.56	$0.12	$0.68

Financial Highlights for the Full Year of 2019

•

Total revenue in the full year of 2019 was $405.2 million as compared to $247.4 million in the full year of 2018. On an ASC Topic 605 basis, total revenue in the full year of 2019 would have been $428.1 million as compared to $326.3 million in the full year of 2018.

•

Revenue from material sales was $243.4 million for the full year of 2019 as compared to $153.2 million for the full year ended 2018. On an ASC Topic 605 basis, revenue from material sales for the full year of 2019 would have been $258.0 million as compared to $166.2 million for the full year of 2018.

•

Revenue from royalty and license fees was $150.0 million for the full year of 2019 as compared to $80.6 million for the full year of 2018. On an ASC Topic 605 basis, revenue from royalty and license fees would have been $158.3 million for the full year of 2019 as compared to $146.5 million for the full year of 2018.

•	Cost of materials was $66.5 million for the full year of 2019 as compared to $43.6 million for the full year of 2018.
•

Operating income was $158.3 million for the full year of 2019 as compared to $56.7 million for the full year of 2018. On an ASC Topic 605 basis, operating income would have been $181.3 million for the full year of 2019 as compared to $135.6 million for the full year of 2018.

•

Net income was $138.3 million or $2.92 per diluted share for the full year of 2019 as compared to $58.8 million or $1.24 per diluted share for the full year of 2018. On an ASC Topic 605 basis, net income for the full year of 2019 would have been $156.1 million or $3.30 per diluted share as compared to $130.5 million or $2.77 per diluted share for the full year of 2018.

Revenue Comparison

(in thousands)	Full Year Ended December 31,
	2019	2018
Material sales	$243,413	$153,204
Royalty and license fees	150,022	80,644
Contract research services	11,742	13,566
Total revenue	$405,177	$247,414

Cost of Materials Comparison

(in thousands)	Full Year Ended December 31,
	2019	2018
Material sales	$243,413	$153,204
Cost of material sales	66,482	43,550
Gross margin on material sales	176,931	109,654
Gross margin as a % of material sales	73%	72%

ASC Topic 606 versus 605 Adjusted Results (in thousands, except per share data) For the full year ended December 31, 2019	As reported	Adjustment	Balances without adoption of ASC Topic 606
Revenue	$405,177	$22,924	$428,101
Gross margin	329,803	22,924	352,727
Operating income	158,343	22,924	181,267
Net income	138,304	17,812	156,116
Diluted earnings per share	$2.92	$0.38	$3.30

2020 Guidance

The Company believes that its 2020 revenue will be approximately in the range of $430 million to $470 million.  The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a first quarter 2020 cash dividend of $0.15 per share on the Company’s common stock. The dividend is payable on March 31, 2020 to all shareholders of record on March 17, 2020.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 20, 2020 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications.  Founded in 1994, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131,627	$211,022
Short-term investments	514,461	304,323
Accounts receivable	60,452	43,129
Inventory	63,953	70,000
Other current assets	21,946	6,366
Total current assets	792,439	634,840
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $57,276 and $44,943	87,872	69,739
ACQUIRED TECHNOLOGY, net of accumulated amortization of $132,468 and $111,890	90,774	110,951
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $4,768 and $3,384	12,072	13,456
GOODWILL	15,535	15,535
INVESTMENTS	5,000	—
DEFERRED INCOME TAXES	30,375	24,377
OTHER ASSETS	86,090	64,526
TOTAL ASSETS	$1,120,157	$933,424
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,296	$10,532
Accrued expenses	49,022	36,057
Deferred revenue	97,333	80,782
Other current liabilities	1,857	5,811
Total current liabilities	161,508	133,182
DEFERRED REVENUE	47,529	41,785
RETIREMENT PLAN BENEFIT LIABILITY	51,117	44,055
OTHER LIABILITIES	48,554	23,896
Total liabilities	308,708	242,918
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,852,193 and 48,681,524 shares issued, and 47,486,545 and 47,319,887 shares outstanding at December 31, 2019 and December 31, 2018, respectively	489	487
Additional paid-in capital	620,236	617,334
Retained earnings	249,003	129,552
Accumulated other comprehensive loss	(16,997)	(16,234)
Treasury stock, at cost (1,365,648 and 1,361,637 shares at December 31, 2019 and December 31, 2018, respectively)	(41,284)	(40,635)
Total shareholders’ equity	811,449	690,506
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,120,157	$933,424

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
REVENUE	$101,729	$70,143	$405,177	$247,414
COST OF SALES	18,202	18,325	75,374	53,541
Gross margin	83,527	51,818	329,803	193,873
OPERATING EXPENSES:
Research and development	19,827	14,795	71,276	53,717
Selling, general and administrative	19,082	12,526	59,613	46,999
Amortization of acquired technology and other intangible assets	5,493	5,483	21,962	21,962
Patent costs	1,688	1,773	6,833	7,464
Royalty and license expense	2,948	1,968	11,776	6,996
Total operating expenses	49,038	36,545	171,460	137,138
OPERATING INCOME	34,489	15,273	158,343	56,735
Interest income, net	2,459	2,504	10,795	7,659
Other income (expense), net	27	(17)	767	(83)
Interest and other income, net	2,486	2,487	11,562	7,576
INCOME BEFORE INCOME TAXES	36,975	17,760	169,905	64,311
INCOME TAX (EXPENSE) BENEFIT	(10,547)	1,489	(31,601)	(5,471)
NET INCOME	$26,428	$19,249	$138,304	$58,840
NET INCOME PER COMMON SHARE:
BASIC	$0.56	$0.40	$2.92	$1.24
DILUTED	$0.56	$0.40	$2.92	$1.24
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,997,368	46,874,953	46,959,775	46,849,588
DILUTED	47,031,759	46,917,838	46,995,462	46,896,766
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.10	$0.06	$0.40	$0.24

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$138,304	$58,840
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(135,368)	(68,905)
Depreciation	12,456	8,612
Amortization of intangibles	21,962	21,962
Change in excess inventory reserve	5,938	3,630
Amortization of premium and discount on investments, net	(6,643)	(6,131)
Stock-based compensation to employees	16,148	12,432
Stock-based compensation to Board of Directors and Scientific Advisory Board	1,548	4,364
Deferred income tax benefit	(5,776)	(12,814)
Retirement plan expense	5,818	4,466
Decrease (increase) in assets:
Accounts receivable	(17,323)	9,226
Inventory	109	(37,365)
Other current assets	(15,238)	4,860
Deferred income taxes	—	20,682
Other assets	(13,291)	(63,922)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	15,516	1,563
Other current liabilities	(5,183)	5,761
Deferred revenue	157,321	130,639
Other liabilities	17,614	23,896
Net cash provided by operating activities	193,912	121,796
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(30,059)	(25,391)
Purchase of intangibles	(401)	—
Purchases of investments	(931,854)	(628,789)
Proceeds from sale of investments	723,600	633,179
Net cash used in investing activities	(238,714)	(21,001)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	889	798
Repurchase of common stock	(649)	(477)
Payment of withholding taxes related to stock-based compensation to employees	(15,980)	(11,620)
Cash dividends paid	(18,853)	(11,314)
Net cash used in financing activities	(34,593)	(22,613)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(79,395)	78,182
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	211,022	132,840
CASH AND CASH EQUIVALENTS, END OF YEAR	$131,627	$211,022
The following non-cash activities occurred:
Unrealized gain on available-for-sale securities	$241	$342
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(530)	3,490
Cash paid for income tax	46,602	17,771